UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2005

GREM USA

(Exact name of registrant as specified in its charter)

Nevada	000-30567	61-1427156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19020 State Road 1 Spencerville, Indiana	46877
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (260) 238-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

(a)        In May 2005, the Registrant's previous independent accountants, Michael Johnson & Co., LLC, were acquired by Jasper + Hall, PC. Jasper + Hall essentially assumed all clients previously audited by Michael Johnson & Co., LLC.

On July 26, 2005, the Registrant was informed of the acquisition of Michael Johnson & Co., LLC by Jasper + Hall and formally appointed Jasper + Hall as the Registrant's independent certified public accountants. The Sole Director of the Registrant approved this decision. During the most recent two fiscal years and the portion of time preceding the decision to engage Jasper + Hall, neither the Registrant nor anyone engaged on its behalf has consulted with Jasper + Hall regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event. However, several of the former employees of the Michael Johnson and Co. are now employees of Jasper + Hall and may be working on the Registrant's account.

The audit reports issued by Michael Johnson & Co. with respect to the Registrant's financial statements for December 31, 2004 and December 31, 2003 did not contain an adverse opinion or disclaimer of opinion but were modified due to an uncertainty about the Registrant's ability to continue as a going concern. From 2002 through July 26, 2005, when the Registrant was notified of the acquisition of Michael Johnson & Co., there were no disagreements between the Registrant and Michael Johnson & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael Johnson & Co. would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants was only the result of the acquisition of Michael Johnson & Co. by Jasper + Hall.

A copy of this Current Report has been provided to Michael Johnson & Co., LLC for their approval and the Registrant has requested a letter from them regarding the contents of this Current Report. A copy of the letter furnished by Michael Johnson & Co., LLC in response to that request, dated August 4, 2005 is attached as Exhibit 16 to this Form 8-K.

Item 9.01 Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
16	Letter from Michael Johnson & Co. LLC submitted to the Commission dated August 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREM USA

By: /s/ Ed Miers

Ed Miers,
President and Chief Executive Officer

Date: August 2, 2005